Exhibit 10.5

February 2019

To:

Tarsius Pharma Ltd. (the “Company”)

Re:  Appointment of Lead Investor Director

I, the undersigned, Dr. Daphne Haim-Langford, acting pursuant to Article 70 of the Amended and Restated Articles of Association of the Company (the “Articles”), hereby appoint (i) Sascha Bucher to serve as a member of the board of directors of the Company, effective as of the date hereof.

The address of Sascha Bucher for purposes of reporting his appointment to the board of directors of the Company to the Israeli Registrar of Companies is: Holeestrasse 43 Basel, Switzerland.

Sincerely,

Signature:	/s/ Daphne Haim Langford
Name:	Dr. Daphne Haim Langford